Exhibit 10.1

EXHIBIT 10.1 SUMMARY SHEET: 2007 CHARLES J. CAMPISE ANNUAL BASE SALARY

Name	Title	2007 Base Salary
Charles J. Campise	Vice President-Finance and Accounting and Chief Accounting Officer	$ 200,000